Exhibit 99.1

Precision BioSciences Strengthens Senior Leadership Team Ahead of Anticipated PBGENE-HBV Clinical Execution

- Murray Abramson, MD, MPH appointed as Senior Vice President, Head of Clinical Development

- John Fry appointed as Strategic Clinical Advisor, Hepatitis –

- Alan List, MD, Chief Medical Officer to Retire and Assume Role as Clinical Consultant as part of Precision’s Scientific Advisory Board -

DURHAM, N.C.—September 12, 2024-- Precision BioSciences, Inc. (Nasdaq: DTIL), an advanced gene editing company utilizing its novel proprietary ARCUS® platform to develop in vivo gene editing therapies for sophisticated gene edits, including gene elimination, gene insertion, and gene excision, today announced changes within the Company’s clinical leadership team strengthening its infectious disease and hepatitis capabilities as it prepares to initiate development of its first in vivo gene editing candidate for hepatitis.

Murray Abramson, MD, MPH has been appointed Senior Vice President, Head of Clinical Development and will oversee all clinical, safety, and medical affairs activities including clinical and operational strategy for our lead PBGENE-HBV program, as well as for the Company’s PBGENE-PMM program as it approaches Investigational New Drug (IND) and/or Clinical Trial Application (CTA) filings. Dr. Abramson is an infectious diseases and drug development expert who was most recently the Senior Vice President, clinical innovation at Tempus A.I. following his nine years as Vice President of Global Clinical Operations at Biogen. Dr. Abramson also spent over twelve years at Merck in medical and medical research operations roles. Prior to joining Merck, Dr. Abramson was a full-time faculty member at Duke University School of Medicine and Director, Infectious Diseases Clinical Research at Duke Clinical Research Institute. Dr. Abramson received his Medical Degree at Duke University Medical Center and his Masters of Public Health degree in Epidemiology from the University of North Carolina at Chapel Hill.

In addition, John Fry has been appointed as a Strategic Clinical Advisor, specializing in hepatitis, and is supporting the clinical development strategy for PBGENE-HBV leveraging his multi-decade experience in early phase clinical research in the antiviral field, including multiple first-in-human studies evaluating novel therapies for chronic hepatitis B. Most recently, John was the Executive Vice President of Aligos Therapeutics following senior roles at Alios BioPharma, part of Janssen Pharmaceuticals, including serving as the Head of Early Development for Infectious Diseases. During his career, John also served in clinical research roles at PDL BioPharma, Gilead, Abbott Laboratories and Wellcome.

“I’m delighted to welcome Murray Abramson to the Precision team, strengthening our core clinical capabilities and deepening our expertise in virology,” said Michael Amoroso, Chief Executive Officer of Precision Biosciences. “His extensive knowledge and experience combined with our recently announced hepatitis scientific advisory board, will play an essential role in setting us up for global clinical success as we prepare to advance our first wholly owned program, PBGENE-HBV, in hepatitis B through clinic with anticipated Phase 1 data milestones in 2025.”

“We are also fortunate that John Fry is providing instrumental advice and counsel to the PBGENE-HBV program built on many years of successfully executing clinical trials, including early-stage hepatitis B clinical trials,” added Mr. Amoroso. “As a near clinical stage company with the mission of delivering lasting cures in high impact diseases where no adequate treatments exist, we look forward to leveraging

Exhibit 99.1

Murray’s and John’s passion and experience developing novel therapies for patients with infectious diseases.”

In addition to these changes, Alan List, MD, Chief Medical Officer communicated his intention to retire from Precision effective September 13, 2024, following the one-year anniversary of the divestment of azer-cel for oncology along with the Company’s allogeneic CAR T infrastructure. Dr. List will assume a strategic advisory role as a clinical consultant to the company and directly support the CEO. In this capacity, Dr. List will provide ongoing platform advice and support to Precision BioSciences, while also providing continuity to ongoing clinical strategy and operations through Precision’s scientific advisory board.

“I would like to thank Dr. List for his contributions to Precision BioSciences. He was instrumental in leading the ex vivo cell therapy hematology and oncology programs and building our clinical capabilities to execute the PBGENE-HBV clinical study which is planned for later this year,” added Mr. Amoroso. “Alan is a world class hematologist oncologist and alongside his many clinical accomplishments, his work at Precision BioSciences resulted in multiple CAR T partnerships which may potentially benefit patients with cancer and autoimmune disease as these programs advance through clinical studies. Alan has been a trusted thought partner, and I will miss his steady presence on the leadership team. We look forward to continuing our work with Alan as a strategic advisor as we continue to advance our programs forward as an in vivo gene editing company.”

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is an advanced gene editing company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform that differs from other technologies in the way it cuts, its smaller size, and its simpler structure. Key capabilities and differentiating characteristics may enable ARCUS nucleases to drive more intended, defined therapeutic outcomes. Using ARCUS, the Company’s pipeline is comprised of in vivo gene editing candidates designed to deliver lasting cures for the broadest range of genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

The ARCUS® platform is being used to develop in vivo gene editing therapies for sophisticated gene edits, including gene insertion (inserting DNA into gene to cause expression/add function), elimination (removing a genome e.g. viral DNA or mutant mitochondrial DNA), and excision (removing a large portion of a defective gene by delivering two ARCUS nucleases in a single AAV).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the clinical development and expected safety, efficacy and benefit of our product candidates and gene editing approaches including editing efficiency; the design of PBGENE-HBV to directly eliminate cccDNA and inactivate integrated HBV DNA with high specificity, potentially leading to functional cures; the suitability of ARCUS nucleases for gene elimination, insertion and excision and differentiation from other gene editing approaches due to its small size, simplicity and distinctive cut; the expected timing of regulatory processes (including filings such as IND’s and CTA’s and studies for PBGENE-HBV); expectations about operational initiatives, strategies, and further

Exhibit 99.1

development of our programs; expectations about achievement of key milestones; and anticipated timing of clinical data. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “designed,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “strive,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, our ability to become profitable; our ability to procure sufficient funding to advance our programs; risks associated with our capital requirements, anticipated cash runway, requirements under our current debt instruments and effects of restrictions thereunder, including our ability to raise additional capital due to market conditions and/or our market capitalization; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the progression and success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies, including clinical trial and investigational new drug applications; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ or other licensees’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators or other licensees related to our technology and our product candidates; the US and foreign regulatory landscape applicable to our and our collaborators’ or other licensees’ development of product candidates; our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; delays or difficulties in our and our collaborators’ and other licensees’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our or our licensees’ ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ or other licensees’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration and other license agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to

Exhibit 99.1

ownership of our common stock, including fluctuations in our stock price; our ability to meet the requirements of and maintain listing of our common stock on Nasdaq or other public stock exchanges; and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Naresh Tanna

Vice President, Investor Relations

Naresh.Tanna@precisionbiosciences.com